CONTRACT OF SALE
                   (NORTHLAKE QUADRANGLE, TUCKER, GEORGIA)


     THIS CONTRACT OF SALE (this "Contract") is made and entered into by and between CONSOLIDATED CAPITAL EQUITY PARTNERS, L.P., a California limited partnership ("Seller"), and SPIVILL MANAGEMENT AND INVESTMENT COMPANY, a Tennessee corporation ("Purchaser").

                                  ARTICLE I.

                             SALE OF THE PROPERTY

     1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller's respective rights, titles and interests in and to all of the following described property (collectively, the "Property"):

          (a) All of Seller's rights, titles and interests in and to that certain tract or parcel of land (the "Land") located in DeKalb County, Georgia, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the Land (the "Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

          (b) All tangible personal property of any kind (the "Personalty") owned by Seller and attached to or located on the Land or Improvements;

          (c) All of Seller's rights, titles and interests under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land (the "Tenant Leases"), and all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases; and

          (d) All of Seller's rights, titles and interests in and to all service contracts, warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable (the "Contracts").

                                 ARTICLE II.

                                PURCHASE PRICE

     2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be an amount equal to the sum of (a) Two Million Three Hundred Twenty-Five Thousand and No/100 Dollars ($2,325,000.00) plus (b) the total amount of all Reimbursable Expenses (as defined in Section 12.2) hereof. The Purchase Price shall be payable in cash or Current Funds (defined below) at the Closing (hereinafter defined).


                                 ARTICLE III.

                            EARNEST MONEY DEPOSIT

     3.1 Amount and Timing. Within two (2) business days after the Effective Date (hereinafter defined), Purchaser shall deliver to Chicago Title Insurance Company, located at 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251 (the "Title Company"), Fifty Thousand and No/100 Dollars ($50,000.00) (the "Initial Deposit") in cash or Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Initial Deposit with the Title Company as herein provided, Seller may, at its option, terminate this Contract, in which event neither Seller nor Purchaser shall have any further obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. Prior to the end of the Inspection Period (as hereinafter defined), Purchaser shall deposit with the Title Company an additional earnest money deposit in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Subsequent Deposit") in cash or Current Funds to be held by the Title Company in escrow to be applied or disposed of by the Title Company as provided in this Contract. If the Purchaser does not terminate this Contract pursuant to Section 5.2 hereof and fails to deposit the Subsequent Deposit on or before the end of the Inspection Period, then Seller may, at its option, terminate this Contract, in which event the Title Company shall pay the Initial Deposit to Purchaser and thereafter neither Seller nor Purchaser shall have any further obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. The term "Earnest Money Deposit", as used in this Contract, shall mean (i) the Initial Deposit prior to deposit of the Subsequent Deposit, and (ii) both the Initial Deposit and the Subsequent Deposit combined after the deposit of the Subsequent Deposit. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.

     3.2 Application and Interest. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Purchaser. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

                                 ARTICLE IV.

                               TITLE AND SURVEY

     4.1 Title Commitment. Not later than fifteen (15) days after the Effective Date, Seller shall cause to be furnished to Purchaser, a current ALTA Commitment for Title Insurance for the Land and Improvements (the "Title Commitment") issued by the Title Company. The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (hereinafter defined) to Purchaser in the amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company also shall furnish to Purchaser copies of instruments or documents (the "Exception Documents") that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment.

     4.2 Survey. Not later than fifteen (15) days after the Effective Date, Seller shall provide to Purchaser a copy of a survey of the Land and Improvements prepared by Watts & Browning Engineers, dated August 20, 1997 (the "Survey"). If Seller's Survey is not satisfactory to the Title Company for it to remove the general survey exception from the Title Policy to be delivered pursuant to this Contract, then Seller shall pay the cost to update the Survey so that it is satisfactory to the Title Company, and is certified to Seller, Purchaser and the Title Company.

     4.3 Review of Title and Survey. Purchaser shall have until ten (10) days after receipt of the last of the Title Commitment, Exception Documents, and Survey in which to notify Seller in writing (the "Title Objection Notice") of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents or on the Survey; provided, that Purchaser shall not object to current real estate taxes and assessments or to easements, restrictions and exceptions affecting the Property which do not adversely affect the value of the Property or its current use by Seller (as determined in Purchaser's reasonable discretion), all of which shall be Permitted Exceptions hereunder. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents or on the Survey, and to which Purchaser does not object within the aforementioned ten (10) day period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Contract, shall be referred to as the "Permitted Exceptions").

     4.4 Objections to Status of Title and Survey. If Purchaser properly objects to any item shown or referred to in the Title Commitment, Exception Documents or Survey within the ten (10) day period set forth in Section 4.3, Seller shall be given until ten (10) days after receipt of the Title Objection Notice to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller's option and sole discretion but without any obligation to do so, any objection to the condition of title raised by Purchaser; provided, however, that Seller will agree to cure any matters properly set forth in Purchaser's Title Objection Notice to the extent that such matters may be cured by the payment of money in an aggregate amount (with respect to all such matters) not to exceed $10,000.00. If Seller notifies Purchaser that it elects not to cure any such objections, then Purchaser may, at its option exercisable within five (5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except for provisions of this Contract which expressly survive termination of this Contract. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (a), and this Contract shall remain in full force and effect. If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure same by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure same by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive termination of this Contract.

     4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Title Commitment and the Survey which become Permitted Exceptions pursuant to sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments for the year in which Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount not exceeding $50,000.00, provided that (i) Seller causes such liens or encumbrances to be insured or bonded around such that same do not appear as an exception in the Title Policy issued to Purchaser pursuant to the Commitment, and (ii) Seller agrees to indemnify Purchaser from all losses incurred by Purchaser as a result of such liens or encumbrances.

                                  ARTICLE V.

                           INSPECTION BY PURCHASER
     5.1 Inspection Period. Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., Atlanta, Georgia, time on the forty-fifth (45th) day thereafter (the "Inspection Period") within which to examine the Property and to conduct its feasibility study thereof. The Inspection Period shall be inclusive of the Effective Date. Seller agrees that, during the Inspection Period, Seller will allow Purchaser and Purchaser's agents access to the Property during normal business hours to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use. Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser's entry thereon and investigation thereof to the extent the condition of the Property was affected by or as a result of the actions of Purchaser or its agents, contractors or representatives, (c) Purchaser shall not interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) in the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller a descriptive listing of all tests, reports and inspections conducted by Purchaser with respect to the Property and deliver copies thereof to Seller, (e) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1, (f) Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (g) Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers. Purchaser shall indemnify, defend and hold Seller harmless for, from and against any and all claims, liabilities, causes of action, damages, liens, losses, costs and expenses (including, without limitation, attorneys' fees) incident to, resulting from or in any way arising out of any of Purchaser's and its agents', contractors' and representatives' activities on the Property, including, without limitation, any tests or inspections conducted by Purchaser or its agents, contractors or representatives on the Property. The agreements contained in this Section 5.1 shall survive the Closing and not be merged therein and shall also survive any termination of this Contract.

     5.2 Approval of Inspections. If Purchaser determines at any time prior to the expiration of the Inspection Period, that the Property is not satisfactory to Purchaser, then Purchaser may deliver written notice to Seller within such Inspection Period, given in accordance with the provisions of Section 13.1 hereof, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, liabilities or obligations hereunder, except for provisions of this Contract which by their terms expressly survive the termination of this Contract. If Purchaser does not timely deliver written notice of termination within such Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser shall be deemed to have approved the condition of the Property and may not thereafter terminate this Contract pursuant to this Section 5.2.

     5.3 Matters to be Delivered by Seller. No later than ten (10) days from the Effective Date, Seller shall deliver to Purchaser the following items (collectively, the "Submission Matters"):

          (a)  A current rent roll for the Property;

          (b) A copy of all Tenant Leases with respect to the Property, including all amendments thereto;

          (c) Copies of any and all service, maintenance, management or other contracts in Seller's possession relating to the ownership and operation of the Property;

          (d) Copies of the most recent real estate and personal property tax statements in Seller's possession with respect to the Property; and

          (e) Any environmental studies regarding the Property which Seller has in its possession.

                                 ARTICLE VI.

           REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

     6.1 Representations and Warranties of Purchaser. Purchaser and each of the persons executing this Contract on its behalf represents and warrants to Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing for a period of 180 days): (a) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; and (b) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

     6.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows: (a) Seller is a limited partnership validly existing and duly organized under the laws of the State of California; (b) Seller has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (c) each of the persons executing this Contract on behalf of Seller is authorized to do so; (d) this Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms;
(e) to Seller's current actual acknowledge, Seller has received no written notice that any governmental authority or agency has determined, threatened to determine, or has alleged that there is a presence, release or threat of release of any Hazardous Substance (as such term is defined under the Resource Conservation Recovery Act, 42 U.S.C. .6901 et seq.) on, in or from the Property in violation of applicable laws; and (f) to Seller's current actual knowledge, Seller has received no written notice that the Property is in violation of any ordinance, code, law, rule or regulation applicable to the Property with respect to zoning, parking or building requirements. The representations and warranties of Seller hereunder shall survive the Closing for a period of one hundred eighty
(180) days.

     As used herein, the term "Seller's current actual knowledge" shall mean and refer to only the current actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the Term "Designated Representative" shall refer to James A. Gray, David Huddleston, and Yvonne Strater.

     6.3 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. Purchaser acknowledges and agrees that, except as expressly specified in this Contract or the Deed to be delivered at Closing, Seller has not made, and Seller hereby specifically disclaims, any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning, (a) the nature and condition of the Property, including, without limitation, the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; (b) the existence, nature and extent of any right-of-way, lease, right to possession or use, lien, encumbrance, license, reservation, condition or other matter affecting title to the Property; or (c) whether the use or operation of the Property complies with any and all laws, ordinances or regulations of any government or other regulatory body. Purchaser agrees to accept the Property and acknowledges that the sale of the Property as provided for herein is made by Seller, on an "as is, where is, and with all faults" basis. Purchaser expressly acknowledges that except as otherwise expressly specified herein and except for any warranty of title contained in the deed to be delivered by Seller to Purchaser at Closing, Seller makes no representation or warranty of any kind, oral or written, express or implied, or arising by operation of law, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's warranty of title to be set forth in the deed), zoning, tax consequences, physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Property with governmental laws, the truth, accuracy or completeness of any information (including, without limitation, the Submission Matters) provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Property. Purchaser acknowledges that except as expressly specified in any written instrument delivered by Seller to Purchaser, Seller makes no representation or warranty of any kind, oral or written, express or implied, or arising by operation of law regarding or with respect to any such information (including, without limitation, the Submission Matters) provided or to be provided by Seller regarding the Property.

     Further, and without in any way limiting any other provision of this Contract, Seller has made and makes no representation, warranty or guaranty, and hereby specifically disclaims any representation, warranty or guaranty, oral or written, past, present or future, with respect to the presence or disposal on or beneath the property (or any parcel in proximity thereto) of hazardous substances or materials which are categorized as hazardous or toxic under any local, state or federal law, statute, ordinance, rule or regulation pertaining to environmental or substance regulation, contamination, cleanup or disclosure (including, without limitation, asbestos) and shall have no liability to Purchaser therefor. Without limitation of the preceding sentence, Seller specifically disclaims any representation, warranty or guaranty regarding the accuracy of any environmental reports which may be included within the Submission Matters. By acceptance of this Contract and the deed to be delivered by Seller at the Closing, Purchaser acknowledges that Purchaser's opportunity for inspection and investigation of the Property (and other parcels in proximity thereto) will be adequate to enable Purchaser to make Purchaser's own determination with respect to the presence or disposal on or beneath the Property (and other parcels in proximity thereto) of such hazardous substances or materials, and Purchaser accepts the risk of the presence or disposal of any such substances or materials. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on the Property be required after the date of Closing, then, as between Seller and Purchaser, such clean-up, remediation or removal shall be the responsibility of and shall be performed at the sole cost and expense of Purchaser.

     Purchaser hereby fully releases and discharges Seller, its employees, officers, directors, partners, representatives and agents, and their respective personal representatives, heirs, successors and assigns from any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omission, or other conditions affecting the Property; provided, that this shall not release Seller from claims arising, if any, as a result of any written representation or warranty of Seller being false when made. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. This covenant releasing Seller shall be binding upon Purchaser, its personal representatives, heirs, successors and assigns.

     The provisions of this Section 6.3 (including, without limitation, the waiver and release of claims contained herein) shall survive the Closing or earlier termination of this Contract.

     6.4  [Intentionally Deleted]

     6.5 Effect and Survival of Disclaimers. Seller has informed and hereby does inform Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VI.

                                 ARTICLE VII.

                   CONDITIONS PRECEDENT TO PURCHASER'S AND
                             SELLER'S PERFORMANCE

     7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

          (a) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date;

          (b) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

          (c) The obligations of Seller specified in Section 7.3 hereof shall have been satisfied; and

          (d) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects so that Purchaser shall have received the benefit of its bargain hereunder, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing.

     7.2 Conditions to Seller's Obligations. Seller's obligation under this Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

          (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date; and

          (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b) and shall have performed, in all material respects so that Seller shall have received the benefit of its bargain hereunder, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing.

     7.3 Estoppel Certificates. Seller shall use reasonable efforts to obtain and deliver to Purchaser, not less than fifteen (15) days prior to Closing, Estoppel Certificates (herein so called), in the form attached hereto as Exhibit F, with such changes thereto as are reasonably acceptable to Purchaser, executed by Tenants occupying at least sixty-six and two-thirds percent (66-2/3%) of the leased area of the Property, in the aggregate, and from all Tenants which have leases (i) for more than 2,000 rentable square feet in the Property and
(ii) with a remaining term of more than one (1) year after the Closing Date. If any Tenants do not execute and deliver the Estoppel Certificates as contemplated hereunder, then, at or prior to Closing, Seller shall provide Purchaser with a certificate (herein called the "Seller's Certificate"), setting forth Seller's certification that, with respect to each of the Tenant Leases for which a Tenant did not deliver an Estoppel Certificate, (i) the copy of such Tenant Lease (and all amendments and modifications thereto) previously provided by Seller to Purchaser is true, correct and complete and is in full force and effect, (ii) Seller has not received any rent thereunder for more than one month in advance,
(iii) Seller has neither received nor given any written notice of default under such Tenant Lease (or, if so, describing the nature thereof), (iv) such Tenant has not asserted in writing any counterclaim or right of setoff under such Tenant Lease (or, if so, describing the nature thereof), and (v) such Tenant has accepted the leased premises under such Tenant Lease. In the event that any such Estoppel Certificates or Seller's Certificates reveal material differences from the matters set forth in the Tenant Leases delivered to Purchaser pursuant to Section 5.3 hereof or any default or right of setoff or counterclaim thereunder, which differences would materially and adversely affect a reasonable purchaser's decision whether or not to purchase the Property, then Purchaser may terminate this Contract by delivery of written notice to Seller within five (5) days after receipt of such Seller's Certificates or Estoppel Certificates, in which event the Earnest Money Deposit shall be returned to Purchaser and neither party shall have any further rights, liabilities or obligations hereunder, except for provisions of this Contract which by their terms expressly survive the termination of this Contract.

                                ARTICLE VIII.

                                   CLOSING

     8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company (it being contemplated that the Closing will occur by the delivery of Closing documents into escrow with the Title Company) on the forty-fifth (45th) day after the end of the Inspection Period, or at such earlier date and time as Purchaser and Seller may mutually agree (the "Closing Date").

     8.2  Items to be Delivered at the Closing.

          (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to the Title Company for recording or delivery to Purchaser, as applicable, each of the following items:

               (i) A standard form ALTA Owner Policy of Title Insurance dated no earlier than the date of the filing of the deed described in
          Section 8.2(a)(ii) hereof, issued by the Title Company, and insuring Purchaser's title in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy").

               (ii) A Special Warranty Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B and made a part hereof for all purposes (with such reasonable changes thereto as may be required by the Title Company in order to comply with the laws of the State of Georgia) sufficient to convey to Purchaser good and indefeasible title to the Property free and clear of all liens and encumbrances except for the Permitted Exceptions.

               (iii) An Assignment and Assumption of Leases (the "Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C and made a part hereof for all purposes.

               (iv) A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D and made a part hereof for all purposes.

               (v) The Estoppel Certificates and/or Seller's Certificates as required pursuant to Section 7.3 hereof, unless previously delivered to Purchaser.

               (vi) All original Tenant Leases that are in Seller's possession together with letters addressed to the Tenants of the Property (the "Notice Letters") in the form attached hereto as Exhibit G and made a part hereof for all purposes, or in such other form as may be mutually agreed upon by Seller and Purchaser. Additionally, Seller will provide Purchaser with a list, certified by Seller, of (A) unpaid leasing commissions due with respect of any lease terms which have commenced under existing Tenant Leases, and (B) security deposits which have been applied by Seller, as landlord, pursuant to the terms of any existing Tenant Leases.

               (vii) Original counterparts of all service contracts that are in Seller's possession and which are to be assumed by Purchaser.

               (viii) A Non-Foreign Affidavit in the form attached hereto as Exhibit E and made a part hereof for all purposes.

               (ix) All amounts owing to Purchaser by Seller under Article IX hereof.

               (x) Copies of receipts or such other proof of payment disbursed by Seller in connection with the replacement of the roof on "building one" situated on the Land and/or similar major capital improvements performed at Seller's request to the Improvements.

               (xi) Evidence satisfactory to Purchaser and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

               (xii) A rent roll prepared with respect to the Property in the form attached hereto as Schedule 8.2(a)(xii) which shall be certified, to Seller's knowledge, as being true and correct in all material respects as of a date not more than five (5) business days prior to Closing.

               (xiii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     (b) Purchaser. At the Closing, Purchaser shall deliver to the Title Company, for recording or delivery to Seller, as applicable, each of the following items:

               (i)  The Purchase Price in Current Funds.

               (ii) The Assignment of Leases, duly executed and acknowledged by Purchaser.

               (iii)     The Bill of Sale, duly executed by Purchaser.

               (iv) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

               (v) Evidence satisfactory to Seller and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

               (vi) The Notice Letters duly executed by Purchaser.

               (vii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     8.3 Costs of Closing. The escrow fees of the Title Company shall be paid equally by Seller and Purchaser. Any and all recording costs shall be paid by Purchaser. Except as otherwise herein provided, documentary stamp taxes, deed taxes, transfer taxes or other similar taxes, fees or assessments, the cost of obtaining the Survey (and updating same if required by Section 4.2 hereof), and any and all costs relating to the Title Policy shall be paid by Seller. Any costs, including, without limitation, recording costs, loan fees and attorneys' fees, relating to (a) any financing obtained by the Purchaser for the purchase of the Property, and/or (b) any documentary stamp taxes, deed taxes, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments incurred in connection with any such financing shall be borne and paid exclusively by Purchaser. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys' fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring same, unless otherwise expressly provided in this Contract.

     8.4 Prorations. All normal and customarily proratable items, including, without limitation, rents, operating expenses and other expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All leasing commissions payable with respect to Existing Tenant Leases for lease terms which have commenced (but excluding leasing commissions which are payable with respect to renewal terms which have not yet commenced) prior to the Closing Date shall be paid by Seller at or prior to Closing, and Purchaser shall be responsible for all leasing commissions payable with respect to renewal terms which have not commenced as of the Closing Date; provided, however, that in the event any new Tenant Lease with a term which commences after the end of the Inspection Period is approved by Purchaser, Purchaser shall pay all leasing commissions with respect thereto. All unapplied Deposits under Tenant Leases, if any, shall be transferred by Seller to Purchaser at the Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing. The proration shall be final and unadjustable except as provided in the following paragraph. The provisions of this Section 8.4 shall survive the Closing.

     If any of the items subject to proration under the foregoing provisions of this Section 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one hundred twenty (120) days after the Closing Date; provided, however, that the Proration Period with respect to real and personal property taxes with respect to the Property shall be from the Closing Date until December 31, 1998. In the event that there is any subsequent adjustment to the real and personal property taxes with respect to the Property as a result of a tax valuation protest, then the cost of such protest shall be offset against the tax savings resulting therefrom prior to prorating taxes pursuant to this Section 8.4. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

     8.5 Possession and Closing. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property.

     8.6  Delinquent Rent.

          (a) Application of Delinquent Rent. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to the period of time on or after the Closing Date, and (B) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. The provisions of this Section 8.6(a) shall survive the Closing.

          (b) Collection of Delinquent Rent. After the Closing, Seller shall continue to have the right, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue legal actions or proceedings against any Tenant, and the delivery of the Assignment of Leases [as defined in Section 8.2(a)(iii)] shall not constitute a waiver by Seller of such right; provided, however, that Seller may only continue legal actions against Tenants with respect to which it has commenced legal actions or sent a demand letter prior to the Closing Date; and provided, further, that Seller will not commence any eviction actions subsequent to the Closing Date, but that Seller may continue any such eviction actions which it commenced prior to the Closing Date. Purchaser agrees to cooperate with Seller to the extent reasonably necessary, but at no cost to Purchaser, in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller. The provisions of this Section 8.6(b) shall survive the Closing.

     8.7 Future Leasing Commissions. Seller hereby advises Purchaser that Seller has been presented with lease proposals with respect to the prospective tenants listed on Schedule 8.7 hereto (the "Prospective Tenants") from the respective brokers or leasing agents listed on such Schedule 8.7; provided, that Seller may amend such Schedule 8.7 at Closing to include additional Prospective Tenants contacted by brokers or leasing agents between the Effective Date and the Closing Date, and all references in this Contract to Schedule 8.7 shall mean and refer to such Schedule 8.7 as the same may be amended by Seller at Closing; provided, further, that in no event may Seller list on such Schedule 8.7 more than five (5) Prospective Tenants associated with leasing agents or brokers representing Seller. Purchaser agrees that in the event Purchaser leases any portion of the Property to any of the Prospective Tenants within ninety (90) days after the Closing occurs under this Contract, that Purchaser will pay to the broker or leasing agent listed with respect to such Prospective Tenants on
Schedule 8.7 hereto the leasing commissions (if any) due to such brokers with respect to the leases with such Prospective Tenants. Purchaser agrees to indemnify, defend and hold Seller harmless for, from and against any and all leasing commissions or other amounts due to such brokers or leasing agents with respect to any leases with Prospective Tenants entered into by Purchaser or its successors and assigns within ninety (90) days after the Closing Date. Purchaser's obligations under this Section 8.7 shall apply with respect to renewals of existing Tenant Leases, and expansions of space under existing Tenant Leases, to the extent and only to the extent that such renewals and/or expansions become effective within sixty (60) days after the Closing Date. In no event shall Purchaser be or become obligated with respect to any leasing commissions or brokerage fees owed to Seller's on-site leasing or management agent at the Property pursuant to this Section 8.7, unless such agents are specifically listed on Schedule 8.7 hereto with respect to specific Prospective Tenants. The provisions of this Section 8.7 shall survive the Closing.

                                 ARTICLE IX.

                           CONDEMNATION OR CASUALTY

     9.1  Condemnation.

          (a) In the event that all or any substantial portion of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any substantial portion of the Property, prior to Closing, either party may elect to terminate this Contract by written notice thereof to the other party within ten (10) days after (i) in the case of Seller, Seller becomes aware of such condemnation, taking or deed in lieu, or institution of any such condemnation proceeding, or (ii) in the case of Purchaser, Seller notifies Purchaser of the condemnation, taking or deed in lieu or institution of such condemnation proceeding. If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.1(b) hereof, at its option deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof or assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price.

          (b) For the purpose of this Section 9.1(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $150,000.00. The foregoing provision shall survive the Closing.

     9.2  Casualty.

          (a) In the event that all or any substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, either party may terminate this Contract by written notice thereof to the other party within ten (10) days after (i) in the case of Seller, Seller becomes aware of such casualty, or (ii) in the case of Purchaser, Seller notifies Purchaser of the casualty. If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.2(b) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property), together with an amount equal to the deductible amount applicable under Seller's insurance policy with respect to such casualty loss (less any portion of such deductible paid by Seller to complete repairs prior to Closing), and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and there shall be no reduction in the Purchase Price. In the event less than a substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this Section 9.2(a).

          (b) For the purposes of Section 9.2(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $150,000.00. The foregoing provision shall survive the Closing.


                                  ARTICLE X.

                            DEFAULTS AND REMEDIES

     10.1 Default by Purchaser. If Seller shall not be in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly set forth in Section 4.4, Section 5.2 or Article IX hereof or other than due to a failure of a condition precedent to Purchaser's obligation to close as set forth in Section 7.1 hereof, Seller shall, as its sole and exclusive remedy, terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Seller shall be entitled to receive and retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this Section to the contrary, Seller shall have any and all rights and remedies available at law or in equity by reason of any indemnity obligation of Purchaser under this Contract which survives Closing.

     10.2 Default by Seller. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligation to close as set forth in Section 7.2 hereof, Purchaser may, at Purchaser's sole option, as its sole and exclusive remedies, either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract against Seller. In no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit. Notwithstanding the foregoing, Seller shall be liable to Purchaser for any out-of-pocket costs and expenses incurred by Purchaser in connection with the transaction contemplated by this Contract in the event that Seller, while this Contract is in force and in default of Seller's obligations hereunder, sells the Property to any person or entity other than Purchaser and, as a result thereof, Purchaser is unable to purchase the Property pursuant to this Contract; provided, that in no event shall Seller be liable to Purchaser for costs and expenses incurred by Purchaser in excess of an aggregate amount of $25,000.00. Further, Purchaser shall have any and all rights and remedies available at law or in equity by reason of any indemnity obligation of Seller under this Contract which survives the Closing.

     10.3 Attorneys' Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract and an action at law or in equity is filed in a court of competent jurisdiction as a result thereof, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees incurred in such litigation.


                                 ARTICLE XI.

                            BROKERAGE COMMISSIONS

     11.1 Brokerage Commission. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property except Insignia Capital Advisors, Inc. (the "Seller's Broker") and Spiva/Hill Management Co. (the "Purchaser's Broker"). Seller hereby agrees to pay at Closing (i) all costs, expenses and other amounts due to Seller's Broker arising out of any agreement executed by Seller, and (ii) a brokerage commission in the amount of $100,000 to Purchaser's Broker; provided, however, that Seller's obligation to pay, and Seller's Broker's and Purchaser's Broker's right to receive, such costs, expenses, commissions and other amounts with respect to this Contract or the Property is expressly conditioned upon Closing the sale of the Property and Seller's receipt of the Purchase Price under this Contract. Neither Seller's Broker nor Purchaser's Broker shall have any right to receive any such costs, expenses, commissions or other amounts with respect to this Contract or the Property unless and until Closing shall be final and fully consummated and Seller shall have received the Purchase Price as provided in this Contract. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller (including, without limitation, the Seller's Broker). Purchaser agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees, but excluding the $100,000 brokerage commission to be paid by Seller to Purchaser's Broker hereunder) arising out of or paid or incurred by Seller by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser (including, without limitation, the Purchaser's Broker). Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the Closing.

     Purchaser hereby acknowledges that at the time of the execution of this Contract, Purchaser is advised by this writing that Purchaser should have an abstract covering the Property examined by an attorney of Purchaser's own selection, or that Purchaser should be furnished with or obtain an owner policy of title insurance.

                                 ARTICLE XII.

                OPERATION OF THE PROPERTY PRIOR TO THE CLOSING

     12.1 Operations. Between the Effective Date and the Closing Date, Seller shall (a) lease, operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof (provided, however, that without the prior consent of Purchaser, (i) Seller shall not enter into any service contract that cannot be terminated with thirty (30) days notice, and (ii) after the Inspection Period, Seller shall not enter into any Tenant Lease at less than the then prevailing market rates); (b) advise Purchaser of the commencement of any litigation, condemnation or other judicial or administrative proceedings affecting the Property of which Seller has current actual knowledge; and (c) use commercially reasonable efforts to assist Purchaser to obtain from Tenants, Subordination, Non-Disturbance and Attornment Agreements in a form reasonably requested by Purchaser (provided, that failure to obtain any such agreements shall not be a default under or breach of this Contract by Seller).

     12.2 Reimbursable Expenses. As used herein, the term "Reimbursable Expenses" shall mean and include all amounts for which Purchaser is required to reimburse Seller pursuant to the following subparts (a) and (b) of this Section 12.2:

     (a) At Seller's sole discretion, Seller may, but shall not be obligated to, repair and/or replace the roof on "building one" situated on the Land. Purchaser agrees to reimburse Seller at Closing in an amount not to exceed Twelve Thousand and No/100 Dollars ($12,000.00), for costs and expenses incurred by Seller prior to the Closing for the repair and/or replacement of the roof on such "building one", whether such costs and expenses are incurred before or after the Effective Date of this Contract, it being understood that Seller has already commenced the repair and replacement of the roof on such "building one" prior to the Effective Date and the Purchaser shall be obligated to reimburse Seller for the costs and expenses incurred in connection therewith.

     (b) Purchaser agrees to reimburse Seller at Closing for any and all costs and expenses incurred by Seller between the Effective Date of this Contract and the Closing Date hereunder for any leasing commissions, leasehold improvement costs, and other costs and expenses which are incurred by Seller in connection with any lease executed with respect to any portion of the Property after the Effective Date of this Contract and which is approved by Purchaser. If Seller sends a written notice to Purchaser requesting that Purchaser approve any proposed lease, Purchaser may approve or disapprove of such lease at its sole discretion; provided, however, that in the event Purchaser does not approve or disapprove of any such proposed lease within ten (10) days after Seller has sent such notice to Purchaser, then Purchaser shall be deemed to have approved such lease for all purposes under this Contract and Purchaser shall be required to reimburse the Seller for all leasing commissions, leasehold improvement costs, and other costs and expenses incurred by Seller as aforesaid. If Purchaser shall disapprove of any such proposed lease, Seller may nonetheless enter into such proposed lease but Purchaser shall not be obligated to reimburse Seller as aforesaid with respect to such disapproved lease.

                                ARTICLE XIII.

                                MISCELLANEOUS

     13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission with confirmation of receipt to the party sending same, if a copy is deposited in the United States Mail as provided in 13.1(a) above. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

 If to Seller:      Consolidated Capital Equity Partners, L.P.
                    One Insignia Financial Plaza
                    P.O. Box 1089
                    Greenville, South Carolina 29602
                    Attention:  James A. Gray
                    Facsimile No.:  864/239-1066
                    Telephone No.:  864/239-1369

 With a copy to:    Liechty & McGinnis, P.C.
                    10440 North Central Expressway, Suite 1100
                    Dallas, Texas 75231
                    Attention:  Lorne O. Liechty, Esq.
                    Facsimile No.:  214/265-0615
                    Telephone No.:  214/265-0008

 If to Purchaser:   Spivill Management and Investment Company
                    4121 Hillsboro Road, Suite 203
                    Nashville, Tennessee 37215
                    Attention:  Nick Spiva
                    Facsimile No.:  615/385-5780
                    Telephone No.:      615/385-5449

 With a copy to:    White & Reasor
                    3305 West End Avenue
                    Nashville, Tennessee 37203
                    Attention:  Charles B. Reasor, Jr., Esq.
                    Facsimile No.:  615/383-9390
                    Telephone No.:  615/383-3345

 If to Title
 Company:           Chicago Title Insurance Company
                    7616 LBJ Freeway, Suite 300
                    Dallas, Texas 75251
                    Attention:  Sharon M. Cooper
                    Facsimile No.:  972/404-8731
                    Telephone No.:  972/663-0419

     13.2 GOVERNING LAW. This Contract is being executed and delivered, and is intended to be performed in, the State of Georgia, and the laws of such state shall govern the validity, construction, enforcement and interpretation of this Contract.

     13.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     13.4 Parties Bound. Subject to the provisions of Section 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

     13.5 Assignment. This Contract may be assigned by Purchaser to any entity controlled by George N. Spiva, Nicholas L.E. Hill, G. Patrick Maxwell, and North American Properties, Inc., a Tennessee corporation which is owned by George N. Spiva and Nicholas L.E. Hill, without the prior written consent of Seller. Except as provided in the immediately preceding sentence, this Contract may not be assigned in whole or in part by Purchaser without the prior written consent of Seller. Any assignment of this Contract by Purchaser other than as provided foregoing shall, at Seller's option, be null and void and of no effect. In the event Seller consents to an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligations hereunder.

     13.6 Headings. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

     13.7 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Special Warranty Deed by Seller to Purchaser.

     13.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

     13.9 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

     13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

     13.11 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

     13.12 Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty from the date this Contract is fully executed up to the time of delivering the Special Warranty Deed transferring title to the Property to the Purchaser will be on the Seller and, thereafter, will be on the Purchaser.

     13.13 Effective Date. As used herein, the term "Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialed by Purchaser and Seller.

     13.14 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur, or such time period shall expire, on the next succeeding business day.

     13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

                                 ARTICLE XIV.

                              TAX FREE EXCHANGE

Purchaser and Seller agree that, at Purchaser's sole election, this transaction shall be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations and proposed regulations thereunder. The parties agree that if Purchaser wishes to make such election, it must notify Seller of such election not less than ten (10) days prior to the date of Closing. If Purchaser so elects, Seller shall reasonably cooperate with Purchaser, provided any such exchange is consummated pursuant to an agreement that is mutually acceptable to Purchaser and Seller and which shall be executed and delivered on or before the date of Closing. Purchaser shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold Seller harmless for, from and against any and all liability, claims, damages, expenses (including, without limitation, reasonable attorneys' fees), taxes, fees, proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such Section 1031 exchange that would not have been incurred by Seller if the transaction were a purchase for cash. The provisions of the immediately preceding sentence shall survive Closing and the transfer of title to the Property to Purchaser. Any Section 1031 exchange shall be consummated in such a manner that Seller shall not be required to acquire title to any real property in connection therewith.

     IN WITNESS WHEREOF, the undersigned have executed this Contract effective as of the Effective Date.

               SELLER:

               CONSOLIDATED CAPITAL EQUITY PARTNERS, L.P., a California limited partnership

               By:  ConCap Holdings, Inc., a Texas corporation,
                    its general partner


               By: /s/ William H. Jarrard, Jr.
                   Its: President

               Dated: January 7, 1998


               PURCHASER:

               SPIVILL MANAGEMENT AND INVESTMENT
               COMPANY, a Tennessee corporation


               By:/s/ George N. Spiva
                  Its: President

               Dated: December 17, 1997


                       RECEIPT OF EARNEST MONEY DEPOSIT
                        AND AGREEMENT OF TITLE COMPANY


     Chicago Title Insurance Company (the "Title Company"), located at 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, hereby acknowledges the receipt of one
(1) fully signed and executed copy of this Contract.

     Upon receipt, the Title Company agrees to hold the Earnest Money Deposit in escrow as escrow agent for the benefit of Seller and Purchaser and to dispose of the Earnest Money Deposit in strict accordance with the terms and provisions of this Contract.

                    CHICAGO TITLE INSURANCE COMPANY


                    By: /s/ Sharon L. Cooper
                            Name: Sharon L. Cooper
                            Title: Escrow Officer

                    Dated:  January 9, 1998


                            SCHEDULE 8.2(A)(XII)


                             FORM OF RENT ROLL


                             [Attached hereto]




                                SCHEDULE 8.7

                            PROSPECTIVE TENANTS


     Name of Prospective Tenants             Broker or Leasing Agent





                                  EXHIBIT A

                             PROPERTY DESCRIPTION


                  [Attach legal description of the Property]





                                  EXHIBIT B
Prepared by:

Lorne O. Liechty, Esq.
Liechty & McGinnis, P.C.
10400 North Central Expressway
Suite 1100
Dallas, Texas 75231

After Recording, Return To:




STATE OF GEORGIA
                         KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DEKALB


                            SPECIAL WARRANTY DEED

     THIS DEED, made as of this _______ day of _________________, 199___, by and between CONSOLIDATED CAPITAL EQUITY PARTNERS, L.P., a California limited partnership (hereinafter called "Grantor"), whose mailing address is _________________________________, and _______________________, a
__________________________________ (hereinafter called "Grantee"), whose address is _________________________________________.

     WITNESSETH, in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor has GRANTED, BARGAINED, SOLD, ALIENED, CONVEYED and CONFIRMED, and does hereby GRANT, BARGAIN, SELL, ALIEN, CONVEY and CONFIRM unto Grantee, its successors and assigns, with special warranty of title, that certain parcel or parcels of land situated in DeKalb County, Georgia, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the "Land"), together with and including (a) all buildings and improvements situated on the Land, (b) all right, title and interest of Grantor, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land and to any unpaid award for any taking thereof by condemnation, or any damage to the Land by reason of a change of grade of any street or highway, and (c) the appurtenances and all the estate and rights of Grantor in and to the Land and the buildings and improvements including, without limitation, all appurtenant easements and rights-of-way, all oil, gas and other minerals situated on, in or under the Land and the buildings or improvements, and all air and subsurface rights appurtenant to the Land and the buildings and improvements, including fixtures (the Land, together with all of the above property and interests being hereinafter collectively referred to as the "Property"), SUBJECT, HOWEVER, to the permitted title exceptions shown on Exhibit B attached hereto and made a part hereof for all purposes (hereinafter referred to as the "Permitted Exceptions").

     TO HAVE AND TO HOLD said bargained Property, together with all and singular the rights, members, appurtenances and hereditaments to the same being, belonging or in anywise appertaining, to the use, benefit and behoof of Grantee, its successors and assigns, forever, IN FEE SIMPLE. Grantor expressly covenants that it is seized of the Property in good fee simple title and that it has the full right, power and authority to convey the same; that the Property and Grantor thereof are free and clear of any liens, claims or encumbrances whatever whereby the title to the Property may in anywise be charged, changed, impaired or defeated, subject only to the Permitted Exceptions, and that Grantor will forever WARRANT and DEFEND the Property against the lawful claims of all persons claiming by, through, or under it, except for claims arising under or by virtue of the Permitted Exceptions.

     Current ad valorem taxes on the Property having been prorated, Grantee hereby assumes the payment thereof.

     IN WITNESS WHEREOF, Grantor has hereunto caused the execution of this Special Warranty Deed under seal as of the date first above written.

Signed, sealed and                 GRANTOR:
delivered in the presence of:      ___________________________________

_________________________________
Unofficial Witness
                              By:________________________________
                                 Name: ____________________________________

                                Its:_______________________________

_________________________________
Unofficial Witness            Dated: _______________________________

                              ATTEST: ____________________________________
                                   Name: _______________________________
                                   Its:  _______________________________
                                        [CORPORATE SEAL]
_________________________________
Notary Public

My Commission Expires:
____________________


MAIL FUTURE TAX STATEMENTS TO:

________________________
________________________
________________________


                                  EXHIBIT A

                             PROPERTY DESCRIPTION


                  [Attach legal description of the Property]



                                  EXHIBIT B

                             PERMITTED EXCEPTIONS

                 [Attach list of Permitted Exceptions created
                in accordance with the terms of the Contract]



                                  EXHIBIT C
Prepared by:

Lorne O. Liechty, Esq.
Liechty & McGinnis, P.C.
10400 North Central Expressway
Suite 1100
Dallas, Texas 75231

After Recording, Return To:



STATE OF GEORGIA
                         KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DEKALB

                     ASSIGNMENT AND ASSUMPTION OF LEASES


     That CONSOLIDATED CAPITAL EQUITY PARTNERS, L.P., a California limited partnership ("Assignor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, to Assignor in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, hereby transfers, assigns and sets over unto ______________ ________________, a __________________________ ("Assignee"), all of the right, title and interest of Assignor in and to all leases of, and security deposits and prepaid rents relating to space in (together, the "Leases") the real property described on Exhibit A, attached hereto and made a part hereof for all purposes.

     TO HAVE AND TO HOLD the Leases, together with any and all of the rights and appurtenances thereto in anywise belonging to Assignor (excluding the right to receive rents paid under the Leases which accrued before the date of this Assignment), unto Assignee and Assignee's successors and assigns forever, and Assignor does hereby bind Assignor and Assignor's legal representatives and successors, to WARRANT AND FOREVER DEFEND all and singular the Leases unto Assignee and Assignee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

     In consideration of the foregoing assignment, Assignee hereby assumes, and agrees to perform all of the obligations of Assignor under the Leases, including, but not limited to, the obligation to refund any security deposits and the payment of any deferred leasing commissions that become payable after the date of this Assignment with respect to any of the Leases, and indemnifies Assignor and holds Assignor harmless from all loss, cost, liability and expense arising out of or in connection with the Leases to the extent the same arises on or after the date hereof. Assignee takes the Leases subject to any existing defaults thereunder, but, to the extent required by that certain Contract of Sale dated _____________, 199__, between Assignor and ______________, shall pay to Assignor monies collected from tenants who owe delinquent rents that have accrued as of the date of this Assignment until all of such delinquent rents have been paid. Assignor hereby agrees to indemnify and hold Assignee harmless from all loss, cost, liability and expense arising out of or in connection with the Leases to the extent the same arises prior to the date hereof.

     Assignor hereby represents to Assignee that no leasing commissions are payable with respect to any of the existing Leases assigned hereunder except with respect to those Leases listed on Exhibit B hereto.

     EXECUTED effective as of this _____ day of _________, 199__.


Signed, sealed and                 ASSIGNOR:
delivered in the presence of:
                              ___________________________________


Unofficial Witness

                              By:_________________________________
                                 Name: ___________________________________

                                    Its:_______________________________

_________________________________
Unofficial Witness            Dated: ___________________________________

                              ATTEST: __________________________________
                                     Name: _____________________________
                                     Its:______________________________
                                        [CORPORATE SEAL]
_________________________________
Notary Public

My Commission Expires:
____________________
Signed, sealed and                 ASSIGNEE:
delivered in the presence of:
                              __________________________________


Unofficial Witness

                              By:_________________________________
                                 Name: ___________________________

                                Its:_____________________________
_________________________________
Unofficial Witness            Dated: _____________________________

                              ATTEST: __________________________________
                                     Name: ____________________________
                                       Its:_____________________________
                                        [CORPORATE SEAL]
_________________________________
Notary Public

My Commission Expires:
____________________


                                  EXHIBIT A

                             PROPERTY DESCRIPTION


                  [Attach legal description of the Property]



                                  EXHIBIT B

                   LEASES WITH LEASING COMMISSIONS PAYABLE


                         [To be attached at Closing]



                                  EXHIBIT D

               BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

STATE OF GEORGIA
                         KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DEKALB

     By a Special Warranty Deed (the "Deed") of even date with the date hereof, CONSOLIDATED CAPITAL EQUITY PARTNERS, L.P., a California limited partnership ("Seller"), conveyed to ________________________, a _______________
("Purchaser"), the real property (the "Real Property") described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements located thereon.

     As consideration for (a) the conveyance of the Real Property, (b) the conveyance of the personal property described herein, and (c) the assignments contained herein, Purchaser has paid the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to the Seller.

     NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly acknowledged:

     1. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER and DELIVER unto the Purchaser, all of Seller's right, title and interest in and to all items of tangible personal property located on or attached to the Real Property including, without limitation, all items of personal property described on Exhibit B hereto (all of the property described in this paragraph 1 is hereinafter referred to as the "Personal Property") (the Real Property and Personal Property sometimes collectively referred to herein as the "Property").

     2. The Seller has ASSIGNED, TRANSFERRED and SET-OVER, and by these presents does ASSIGN, TRANSFER and SET-OVER unto the Purchaser (to the extent they are assignable) all of its right, title and interest in and to all service contracts listed on Exhibit C hereto, all bonds, warranties and guaranties in Seller's possession which relate to the Real Property or Personal Property.

     Purchaser hereby assumes and agrees to perform from the effective date hereof forward all of the covenants and obligations contained in the contracts assigned hereunder (to the extent such contracts are listed on Exhibit C hereto) which are to be performed by Seller and hereby indemnifies Seller and agrees to hold Seller harmless from and against all liability, cost, loss, damage or expense, including reasonable attorneys' fees, suffered or incurred by Seller as a result of any alleged failure of Purchaser to perform such covenants or obligations. Seller hereby indemnifies Purchaser and agrees to hold Purchaser harmless from and against all liability, cost, loss, damage or expense, including reasonable attorneys' fees, suffered or incurred by Purchaser as a result of any alleged failure of Seller to perform covenants or obligations under the contracts listed on Exhibit C hereto and to the extent such covenants or obligations were to be performed prior to Closing.

     This Blanket Conveyance, Bill of Sale and Assignment is binding and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

     TO HAVE AND TO HOLD the Property unto Purchaser, its successors and assigns forever, and Seller does hereby bind itself, its successors and assigns, to forever WARRANT AND DEFEND the title to the Property unto Purchaser, its successors and assigns, against any person whomsoever lawfully claiming, or to claim the same or any part thereof, by, through or under Seller, but not otherwise.

     EXECUTED effective as of the ______ day of __________, 199__.

                              SELLER:

                              ___________________________________________


                              By:________________________________________
                                    Its:_________________________________

                              Dated:_____________________________________


                              PURCHASER:

                              ___________________________________________

                              Dated:_____________________________________


                                  EXHIBIT A

                             PROPERTY DESCRIPTION


                  [Attach legal description of the Property]



                                  EXHIBIT E

                            NON-FOREIGN AFFIDAVIT

STATE OF SOUTH CAROLINA
                              KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF GREENVILLE

     On this date, CONSOLIDATED CAPITAL EQUITY PARTNERS, L.P., a California limited partnership ("Seller"), has sold and conveyed certain real property situated in DeKalb County, Georgia, to _______________________, a ______________
("Purchaser"). Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a U.S. Real Property Interest by Seller, the undersigned hereby certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2.   Seller's U.S. Employer Identification Number is _________________; and

     3.   Seller's office address is _______________________________________
_______________________________________________________________.

     Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

     Executed this ______ day of ______________, 199__.

                              SELLER:

                              __________________________________________


                              By:________________________________________
                                    Its:_________________________________

                              Dated:____________________________________

_________________________________
Notary Public

My Commission Expires:
____________________



                                  EXHIBIT F

                         TENANT ESTOPPEL CERTIFICATE


(PLEASE CALL DONNA HURD AT 615/783-1037 IF YOU HAVE ANY QUESTIONS OR IF ANY OF THE UNDERLINED INFORMATION IS INACCURATE. WHERE YOU HAVE A CHOICE SUCH AS "HAS____ (HAS NOT____)", PLACE AN "X" IN THE CORRECT BLANK.)

     The undersigned __________________________, a ___________________
("Tenant"), hereby certifies as follows:

     1.   __________________________ ("Landlord"), as landlord, and Tenant, as tenant, are parties to that certain lease dated _____________, 199__ (the "Lease"), demising certain premises more fully described therein and designated as Suite _______ in the building known as "__________________" and having an address of _____________________________________, _____________, _____________
(the "Building"). Landlord is the current owner of the Premises and Tenant is the current tenant under the Lease.

     2. The Lease is in full force and effect and has not been modified, amended or supplemented in any way, except as follows (insert dates of all modifications, amendments or supplements; if none, write "None"):______________________________________________________________________
______________________________________________________________________________
_____________________________________________________________________________.

     3. There are no other representations, warranties, agreements, commitments or understanding between Landlord and Tenant regarding the Premises other than as set forth in the Lease or paragraph 2 above.

     4. The initial term of the Lease commenced on ______________, 199__, will expire on _______________, 199__. Tenant has ___________ options to renew the initial term of the Lease, each for a period of _____________ years.

     5. Fixed monthly rent is currently payable at the rate of $__________ per month and, together with applicable sales tax, has been paid through _____________, 199__. The current monthly billings for additional rent (common area maintenance, and/or utilities, and/or taxes, and/or insurance as specified in the Lease) payable by the Tenant are $________ per month plus applicable sales tax. Tenant has ____ (has not ____) paid in full all other sums presently due and payable under the lease.

     6. No rent or additional rent which may become due or payable under the Lease has been paid more than 30 thirty days in advance.

     7. Tenant pays ____ (does not pay ____) percentage rent under the Lease as follows:
______________________________________________________________________________
_____________________________________________________________________________.

     8. Tenant has taken possession of and occupying the Premises. All work required under the Lease to be performed by Landlord has been completed to the satisfaction of Tenant, except as follows (insert description of any work to be completed by Landlord; if none, write "None"):____
______________________________________________________________________________
_____________________________________________________________________________.

     9. There are no defaults on the part of Tenant or, to the best of Tenant's knowledge, Landlord under the Lease.

     10. Tenant has paid to Landlord a security deposit of $__________. Landlord has applied $________ from the security deposit to Tenant's obligations under the Lease, leaving a balance of $____________ as the Tenant's unapplied security deposit.

     11. Tenant presently has no charge, lien, claim, defense, set-off or counterclaim against Landlord or the performance of Tenant's obligations under the lease.

     12. Tenant has been advised that ___________________ or assignee thereof ("Buyer"), will acquire the Building, and that __________________________ (the "Title Company"), will provide title insurance and _____________________________ ("Lender") will provide financing to Buyer in connection therewith. Tenant agrees that the foregoing certifications shall inure to the benefit of and may be relied upon by Landlord, Buyer, the Title Company and Lender, and their respective successors and assigns.

Date: ________________, 199__

                              TENANT:

                              _________________________________________,
                              a _________________


                              By:________________________________________
                                   Name:_______________________________
                                   Title:_______________________________



                                  EXHIBIT G

                             TENANT NOTICE LETTER


                          _________________, 199____



____________________________
____________________________
____________________________

     Re: Your lease (the "Lease") of space in Northlake Quadrangle located in Tucker, DeKalb County, Georgia (the "Property")



Dear                             :

     You are hereby notified that Consolidated Capital Equity Partners, L.P. (the "Owner"), as owner of the Property and the current owner of the landlord's interest under the Lease, has sold the Property to ("Purchaser") as of the date of this Notice Letter set forth above, and in connection with such sale the Owner has assigned and transferred its interest in the Lease and any and all unapplied security deposits thereunder or relating thereto in its possession to Purchaser, and Purchaser has assumed and agreed to perform all of the landlord's obligations under the Lease (including, but not limited to, any obligations set forth in the Lease to repay or account for any unapplied security deposits thereunder) from and after such date.

     Accordingly, (a) all of your obligations under the Lease from and after the date of this Notice Letter (including your obligation to pay rent) shall be performable to and for the benefit of Purchaser and Purchaser's successor and assigns, and (b) all of the obligations of the landlord under the Lease (including, but not limited to, any obligations to repay or account for any unapplied security deposits thereunder) from and after the date of this Notice Letter shall be the binding obligations of Purchaser and Purchaser's successors and assigns.


     The address of Purchaser for all purposes under the Lease (including the payments of rentals, and recoupment of any unapplied security deposits and the giving of any notice provided for in the Lease) is
 .

                              Very truly yours,

                              SELLER:

                              __________________________________________

                              By:_______________________________________
                                Its:_____________________________________

                              Dated:_____________________________________


                              PURCHASER:

                              __________________________________________

                              Dated:_____________________________________